EXHIBIT 4.2

ZIMMER HOLDINGS, INC.
$500,000,000 4.625% Notes due 2019
$500,000,000 5.750% Notes due 2039

FIRST SUPPLEMENTAL INDENTURE
Dated as of November 17, 2009
to
Indenture dated as of November 17, 2009
WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

EXHIBITS
EXHIBIT A           Form of Global 2019 Note
EXHIBIT B           Form of Global 2039 Note

     FIRST SUPPLEMENTAL INDENTURE, dated as of November 17, 2009 (this “First Supplemental Indenture”), between ZIMMER HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company” or the “Issuer”), having its principal offices at 345 East Main Street, Warsaw, Indiana, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Issuer executed and delivered to the Trustee an Indenture, dated as of November 17, 2009 (the “Original Indenture”), providing for the issuance by the Issuer from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Issuer to be issued in one or more series;
     WHEREAS, the Original Indenture provides, among other things, that by means of a supplemental indenture, the Issuer and the Trustee may, without the consent of Holders, create one or more series of the Issuer’s debt securities and establish the form and terms and conditions thereof;
     WHEREAS, the Issuer intends by this First Supplemental Indenture to create and provide for the issuance of new series of debt securities to be designated as the “4.625% Notes due 2019” (the “2019 Notes”) and the “5.750% Notes due 2039” (the “2039 Notes” and, together with the 2019 Notes, the “Notes”);
     WHEREAS, the Board of Directors of the Issuer has authorized the execution and delivery of the First Supplemental Indenture, the issuance of the Notes and the forms, terms and conditions of the Notes pursuant to Sections 201, 301 and 901 of the Original Indenture; and
     WHEREAS, all acts and things necessary to make the Notes, when the Notes have been executed by the Issuer, authenticated by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Original Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuer according to their terms, and all actions required to be taken by the Issuer under the Original Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01. Application of this First Supplemental Indenture. Notwithstanding any other provision of this First Supplemental Indenture, the provisions of this First Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Notes. The Notes constitute two separate series of notes as provided in Section 301 of the Original Indenture.
     SECTION 1.02. Definitions. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

     “2019 Interest Payment Date” has the meaning set forth in Section 2.03(c).
     “2039 Interest Payment Date” has the meaning set forth in Section 2.04(c).
     “2019 Maturity Date” has the meaning set forth in Section 2.03(b).
     “2039 Maturity Date” has the meaning set forth in Section 2.04(b).
     “2019 Notes” has the meaning set forth in the Recitals hereto.
     “2039 Notes” has the meaning set forth in the Recitals hereto.
     “2019 Regular Record Date” has the meaning set forth in Section 2.03(c).
     “2039 Regular Record Date” has the meaning set forth in Section 2.04(c).
     “Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the Trustee or banking institutions in The City of New York are authorized or required by law or regulation to close.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its subsidiaries;
     (2) the adoption of a plan relating to the Issuer’s liquidation or dissolution;
     (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors; or
     (4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one or more of its wholly-owned subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock.
     “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if the Issuer can only obtain less than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if the Issuer can only obtain one Reference Treasury Dealer Quotation, such quotation.
     “Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director).
     “Dollar” and “$” means the lawful currency of the United States of America.
     “DTC” means The Depository Trust Company, its nominees and their successors and assigns.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Global Note” means a single permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A and Exhibit B attached hereto.
     “Indenture” means the Original Indenture as supplemented by this First Supplemental Indenture.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.
     “Issuer” has the meaning set forth in the Recitals hereto.
     “Moody’s” means Moody’s Investors Service Inc.
     “Notes” has the meaning set forth in the Recitals hereto.
     “Original Indenture” has the meaning set forth in the Recitals hereto.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

     “Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.
     “Redemption Date” means the Business Day on which Notes are redeemed by the Issuer pursuant to Section 3.01 hereof.
     “Redemption Price” has the meaning set forth in Section 3.01(a).
     “Reference Treasury Dealer” means (1) each of Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Issuer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Registered Securities” means any Securities which are registered in the Security Register.
     “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Trustee” has the meaning set forth in the Recitals hereto.
     “Voting Stock” means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Notes.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this First Supplemental Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities and Exchange Commission rule have the meanings assigned to them by such definitions.
ARTICLE II
CREATION, FORMS,
TERMS AND CONDITIONS OF THE SECURITIES
     SECTION 2.01. Creation of the Notes. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates each of the 2019 Notes and the 2039 Notes as a separate series of its securities issued pursuant to the Indenture. The 2019 Notes shall be issued initially in an aggregate principal amount of $500,000,000 and the 2039 Notes shall be issued initially in an aggregate principal amount of $500,000,000, except as permitted by Sections 304, 305 or 306 of the Original Indenture.
     SECTION 2.02. Form of the Notes. The Notes shall each be issued in the form of a Global Note, duly executed by the Issuer and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The 2019 Notes shall be substantially in the form of Exhibit A attached hereto, and the 2039 Notes shall be substantially in the form of Exhibit B attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).
     SECTION 2.03. Terms and Conditions of the 2019 Notes. The 2019 Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2019 Notes:
          (a) Title and Aggregate Principal Amount. The title of the 2019 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2019 Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Sections 304, 305 or 306 of the Original Indenture.
          (b) Stated Maturity. The 2019 Notes shall mature, and the unpaid principal thereon shall be payable, on November 30, 2019 (the “2019 Maturity Date”), subject to the provisions of the Original Indenture and Articles III and IV below.
          (c) Interest. The rate per annum at which interest shall be payable on the 2019 Notes shall be 4.625%. Interest on the 2019 Notes shall be payable semi-annually in arrears on each May 30 and November 30, commencing on May 30, 2010 (each, a “2019 Interest Payment Date”), to the Persons in whose names the applicable 2019 Notes are registered in the Security Register applicable to the 2019 Notes at the close of business on the immediately preceding May 15 or November 15, respectively, prior to the applicable 2019 Interest Payment Date regardless of whether such day is a Business Day (each, a “2019 Regular Record Date”). Interest on the 2019 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the 2019 Notes shall accrue from and including November 17, 2009. If a 2019 Interest Payment Date or the 2019 Maturity Date falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that 2019 Interest Payment Date or the 2019 Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the 2019 Interest Payment Date or the 2019 Maturity Date, as the case may be.
          (d) Registration and Form. The 2019 Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II. The 2019 Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, Redemption Price and accrued unpaid interest in respect of the 2019 Notes shall be made by the Issuer in immediately available funds.
          (e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1302 of the Original Indenture, and the provisions for covenant defeasance in Section 1303 of the Original Indenture, shall be applicable to the 2019 Notes.
          (f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Issuer may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and terms and conditions as the 2019 Notes in all respects, except for issue date, the public offering price and, in some cases, the first interest payment date. Additional 2019 Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding 2019 Notes. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional 2019 Notes.
          (g) Other Terms and Conditions. The 2019 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A.
     SECTION 2.04. Terms and Conditions of the 2039 Notes. The 2039 Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2039 Notes:
          (a) Title and Aggregate Principal Amount. The title of the 2039 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2039 Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Sections 304, 305 or 306 of the Original Indenture.
          (b) Stated Maturity. The 2039 Notes shall mature, and the unpaid principal thereon shall be payable, on November 30, 2039 (the “2039 Maturity Date”), subject to the provisions of the Original Indenture and Articles III and IV below.
          (c) Interest. The rate per annum at which interest shall be payable on the 2039 Notes shall be 5.750%. Interest on the 2039 Notes shall be payable semi-annually in arrears on each May 30 and November 30, commencing on May 30, 2010 (each, a “2039 Interest Payment Date”), to the Persons in whose names the applicable 2039 Notes are registered in the Security Register applicable to the 2039 Notes at the close of business on the immediately preceding May 15 or November 15, respectively, prior to the applicable 2039 Interest Payment Date regardless of whether such day is a Business Day (each, a “2039 Regular Record Date”). Interest on the 2039 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the 2039 Notes shall accrue from and including November 17, 2009. If a 2039 Interest Payment Date or the 2039 Maturity Date falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that

2039 Interest Payment Date or the 2039 Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the 2039 Interest Payment Date or the 2039 Maturity Date, as the case may be.
          (d) Registration and Form. The 2039 Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II. The 2039 Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, Redemption Price and accrued unpaid interest in respect of the 2039 Notes shall be made by the Issuer in immediately available funds.
          (e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1302 of the Original Indenture, and the provisions for covenant defeasance in Section 1303 of the Original Indenture, shall be applicable to the 2039 Notes.
          (f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Issuer may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and terms and conditions as the 2039 Notes in all respects, except for issue date, the public offering price and, in some cases, the first interest payment date. Additional 2039 Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding 2039 Notes. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional 2039 Notes.
          (g) Other Terms and Conditions. The 2039 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit B.
     SECTION 2.05. Ranking. The Notes shall be general unsecured obligations of the Issuer. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Issuer and senior in right of payment to all subordinated indebtedness of the Issuer.
     SECTION 2.06. Sinking Fund. The Notes will not be entitled to any sinking fund.
ARTICLE III
REDEMPTION
     SECTION 3.01. Optional Redemption.
          (a) The Notes are redeemable, in whole or in part from time to time, at the option of the Issuer at a redemption price (the “Redemption Price”) equal to the greater of:
          (i) 100% of the principal amount of the Notes to be redeemed on that Redemption Date; and
          (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, in the case of the 2019 Notes, and 25 basis points, in the case of the 2039 Notes, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

          (b) Notwithstanding subsection (a) above, installments of interest on the Notes that are due and payable on the 2019 Interest Payment Dates or the 2039 Interest Payment Dates, as the case may be, falling on or prior to a Redemption Date will be payable on such 2019 Interest Payment Date or 2039 Interest Payment Date to the registered Holders as of the close of business on the relevant 2019 Regular Record Date or 2039 Regular Record Date, as the case may be, according to the terms of the Notes and the Indenture. Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on any Notes that are called for redemption.
          (c) Notices of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. The Issuer will calculate the Redemption Price and will deliver an Officer’s Certificate to the Trustee setting forth the Redemption Price no later than two Business Days prior to the Redemption Date.
          (d) If less than all the Notes of any series are to be redeemed at any time, the Notes to be redeemed will be selected by lot by DTC, in the case of Global Notes, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Note.
ARTICLE IV
CHANGE OF CONTROL
     SECTION 4.01. Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.
          (a) If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the Notes pursuant to the Indenture, the Issuer will be required to make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.
          (b) Within 30 days following any Change of Control Repurchase Event or, at the option of the Issuer, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
          (c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes or the Indenture by virtue of such conflict.

          (d) On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:
          (i) accept for payment all the Notes or portions of the Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to its offer;
          (ii) deposit on or before 10:00 a.m., New York City time, with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and
          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.
          (e) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or, if a Global Note, to be adjusted on the Schedule of Exchanges attached thereto) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.
          (f) The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.
ARTICLE V
TRANSFER AND EXCHANGE
     SECTION 5.01. Transfer and Exchange. Section 203(1) of the Original Indenture is replaced in its entirety by the following:
     “SECTION 203. Transfer and Exchange.
     (1) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Securities. Global Securities shall be exchanged by the Company for Definitive Securities if:
     (A) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository for the Global Securities and a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository;
     (B) the Company delivers to the Trustee notice from the Depository that it is no longer a clearing agency registered under the Exchange Act;

     (C) the Company, in its sole discretion and subject to the procedures of the Depository, determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers written notice to such effect to the Trustee; or
     (D) there shall have occurred and be continuing an Event of Default under this Indenture and the Trustee has received a request from the Depository or any Holder to issue Definitive Securities.
Upon the occurrence of any of the preceding events in (A), (B) or (C) above, the Company will notify the Trustee in writing that, upon surrender by the Participants of their interest in such Global Securities, Definitive Securities will be issued to each Person that such Participants and the Depository identify as being the beneficial owner of the related Securities. Beneficial interests in Global Securities may be exchanged for Definitive Securities of the same series upon request but only upon at least 30 days’ prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304, 305 and 306 hereof. Except as otherwise provided above in this Section 203, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 203 or Sections 304, 305 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 203(1).”
ARTICLE VI
TRUSTEE
     SECTION 6.01. Corporate Trust Office. The Trustee is appointed as the principal paying agent, transfer agent and registrar for the Notes and for the purposes of Section 1002 of the Indenture. The Notes may be presented for payment at the Paying Agent Office of the Trustee or at any other agency as may be appointed from time to time by the Issuer in The City of New York or the City of Chicago.
     SECTION 6.02. Recitals of Fact. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Trustee assumes no responsibility for the correctness thereof.
     SECTION 6.03. Successor. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.01. Ratification of Original Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     SECTION 7.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 7.03. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.
     SECTION 7.04. Separability Clause. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 7.05. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

* * * *
     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ZIMMER HOLDINGS, INC.
By:	/s/ James T. Crines
Name:	James T. Crines
Title:	Executive Vice President, Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

EXHIBIT A
FORM OF GLOBAL 2019 NOTE
[FACE OF GLOBAL NOTE]
THIS GLOBAL NOTE IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY), IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 203(1) OF THE INDENTURE, (C) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP 98956P AA0
ZIMMER HOLDINGS, INC.
$500,000,000 4.625% Notes due 2019

$500,000,000	No.: R-•
     Zimmer Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars (or such other lesser or greater amount set forth on the Schedule of Exchanges of Interests in the Global

Security attached hereto) on November 30, 2019, and to pay interest thereon from November 17, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 30 and November 30 each year, commencing on May 30, 2010, at the rate of 4.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or the November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose at the Paying Agent Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ZIMMER HOLDINGS. INC.

By:

Name:
Title:
Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
     Dated:

Wells Fargo Bank, National Association as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 17, 2009 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.
     The Securities of this series are subject to redemption at any time, upon not less than 30 days’ and not more than 60 days’ notice by mail, as a whole or from time to time in part, at the election of the Company (provided, however, that, if the Company shall have elected pursuant to the Indenture to defease the entire Indebtedness of this Security or certain restrictive covenants and Events of Defaults with respect to this Security, prior to making such election to redeem the Securities it shall have deposited in trust amounts sufficient to pay the Redemption Price), on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed, plus accrued interest thereon to the Redemption Date and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of such Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest thereon to the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if the Company can only obtain less than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if the Company can only obtain one Reference Treasury Dealer Quotation, such quotation.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Reference Treasury Dealer” means (1) each of Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities of this series pursuant to the Indenture, the Company will be required to make an offer to each Holder of the Securities of this series to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on such Securities repurchased to the date of repurchase, in accordance with and pursuant to the terms and conditions set forth in the Indenture.
     The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.
     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple thereof.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                      as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Security)

Your Name:
Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security have been made:

	Amount of decrease	Amount of increase	Principal Amount of this	Signature of authorized
	in Principal Amount of	in Principal Amount of	Global Security following	signatory or Trustee or
Date of Exchange	this Global Security	this Global Security	such decrease or increase	Securities Custodian

EXHIBIT B
FORM OF GLOBAL 2039 NOTE
[FACE OF GLOBAL NOTE]
THIS GLOBAL NOTE IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY), IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 203(1) OF THE INDENTURE, (C) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP 98956P AB8
ZIMMER HOLDINGS, INC.
$500,000,000 5.750% Notes due 2039

$500,000,000	No.: R-•
     Zimmer Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars (or such other lesser or greater amount set forth on the Schedule of Exchanges of Interests in the Global

Security attached hereto) on November 30, 2039, and to pay interest thereon from November 17, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 30 and November 30 each year, commencing on May 30, 2010, at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or the November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose at the Paying Agent Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ZIMMER HOLDINGS. INC.

By:

Name:
Title:
Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
     Dated:

Wells Fargo Bank, National Association as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 17, 2009 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.
     The Securities of this series are subject to redemption at any time, upon not less than 30 days’ and not more than 60 days’ notice by mail, as a whole or from time to time in part, at the election of the Company (provided, however, that, if the Company shall have elected pursuant to the Indenture to defease the entire Indebtedness of this Security or certain restrictive covenants and Events of Defaults with respect to this Security, prior to making such election to redeem the Securities it shall have deposited in trust amounts sufficient to pay the Redemption Price), on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed, plus accrued interest thereon to the Redemption Date and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of such Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus accrued and unpaid interest thereon to the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if the Company can only obtain less than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if the Company can only obtain one Reference Treasury Dealer Quotation, such quotation.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Reference Treasury Dealer” means (1) each of Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities of this series pursuant to the Indenture, the Company will be required to make an offer to each Holder of the Securities of this series to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on such Securities repurchased to the date of repurchase, in accordance with and pursuant to the terms and conditions set forth in the Indenture.
     The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.
     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple thereof.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                      as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Security)

Your Name:
Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security have been made:

	Amount of decrease	Amount of increase	Principal Amount of this	Signature of authorized
	in Principal Amount of	in Principal Amount of	Global Security following	signatory or Trustee or
Date of Exchange	this Global Security	this Global Security	such decrease or increase	Securities Custodian